Exhibit 99.1

CMS ENERGY ANNOUNCES 2016 EARNINGS OF $1.98 PER SHARE (REPORTED) UP 5% FROM 2015; $2.02 PER SHARE (ADJUSTED) UP 7% FROM 2015

•        Delivered high end of adjusted earnings range for 2016

•        Increased 2017 adjusted earnings per share guidance

•        Expanded 10-year capital expenditure plan from $17 billion to $18 billion

•        Safest year in Company history

JACKSON, Mich., February 2, 2017 – CMS Energy announced today 2016 reported net income of $551 million, or $1.98 per share, compared to $523 million, or $1.89 per share for 2015. Adjusted net income for 2016 was $563 million, or $2.02 per share, at the high end of guidance, compared to $523 million or $1.89 per share for 2015.

CMS Energy raised guidance for 2017 adjusted earnings to $2.14 to $2.18 per share (*See below for important information about non-GAAP measures) building, as always over the last 14 years, on the company’s actual high-end performance. CMS Energy has increased its adjusted earnings per share guidance to 6% to 8% in 2017.

The company also increased its projected spending on capital expenditures over the next 10 years from $17 billion to $18 billion.

“Our 10-year plan includes $18 billion of needed capital investment projects to strengthen and improve customer service, including upgrading our gas and electric infrastructure, and making renewable energy investments,” said Patti Poppe, CMS Energy’s president and chief executive officer.

In reflecting on year-end results, Poppe commended Michigan’s policymakers on their passage of a new energy law providing upgrades and benefits to all stakeholders. The new law protects electric reliability, authorizes fair electric choice, increases renewable energy requirements from 10% to 15%, and expands programs to further reduce energy waste.

Specific to CMS Energy, Poppe commented, “2016 marked continued progress for CMS Energy as we executed our long-term plan focused on the triple bottom line —people, planet and profit — through excellent customer service, sustainable business practices and top-

end earnings growth. 2016 represents our 14th consecutive year of consistent financial performance. I am particularly proud that this was the safest year in our company’s history.”

Several other important CMS Energy 2016 accomplishments were highlighted:

•                  Completion of $536 million in natural gas delivery system upgrades, improving safety and reliability for customers.

•                  Reduced natural gas prices for customers again, making Consumers Energy gas supply costs the lowest of regulated suppliers in Michigan.

•                  Best year in the Company’s history for electric generation reliability.

•                  Significant improvement in the sustainability of our electric generation portfolio — seven coal plants retired and two solar power plants added.

•                  Received highest score among 54 U.S. utilities assessed on environmental, social and governance performance by Sustainalytics, a global leader in sustainability research and analysis.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2016 fourth-quarter results and provide a business and financial outlook on February 2 at 9:00 AM (EST). To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for the reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website: www.cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contact: Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015

Operating Revenue	$1,640	$1,509	$6,399	$6,456

Operating Expenses	1,350	1,264	5,102	5,293

Operating Income	$290	$245	$1,297	$1,163

Other Income (Expense)	(55)	13	(36)	29

Interest Charges	111	91	435	396

Income before Income Taxes	$124	$167	$826	$796

Income Tax Expense	46	60	273	271

Net Income	$78	$107	$553	$525

Income Attributable to Noncontrolling Interests	1	1	2	2

Net Income Available to Common Stockholders	$77	$106	$551	$523

Income Per Share
Basic	$0.28	$0.39	$1.99	$1.90
Diluted	0.28	0.38	1.98	1.89

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CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	December 31	December 31
	2016	2015
	(Unaudited)
Assets
Cash and cash equivalents	$235	$266
Restricted cash and cash equivalents	19	19
Other current assets	2,026	2,035
Total current assets	$2,280	$2,320
Plant, property, and equipment	15,715	14,705
Other non-current assets	3,627	3,274
Total Assets	$21,622	$20,299

Liabilities and Equity
Current liabilities	$1,371	$1,347
Non-current liabilities	5,927	5,504
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,508	8,022
Non-recourse debt	1,198	1,098
Total debt, capital leases, and financing obligation	9,706	9,120
Noncontrolling interests	37	37
Common stockholders’ equity	4,253	3,938
Total capitalization	$13,996	$13,095
Securitization debt	328	353
Total Liabilities and Equity	$21,622	$20,299

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Full Year
	(Unaudited)
	2016	2015

Beginning of Period Cash (Including Restricted Amounts)	$288	$249

Cash provided by operating activities	$1,629	$1,640
Cash used in investing activities	(1,915)	(2,064)
Cash flow from operating and investing activities	$(286)	$(424)
Cash provided by financing activities	255	463
Total Cash Flow	$(31)	$39

End of Period Cash (Including Restricted Amounts)	$257	$288

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CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Fourth Quarter				Full Year
	(Unaudited)				(Unaudited)
	2016		2015		2016	2015

Net Income Available to Common Stockholders	$77		$106		$551	$523

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*		*	(*	)

Voluntary Separation Program	*		—		11	—
Tax Impact	(*	)	—		(4)	—

Restructuring Costs and Other	6		1		8	1
Tax Impact	(2)		(1)		(3)	(1)

Adjusted Net Income - Non-GAAP Basis	$81		$106		$563	$523

Average Number of Common Shares Outstanding
Basic	278		276		278	276
Diluted	279		277		279	276

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.28		$0.39		$1.99	$1.90

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*		*	(*	)

Voluntary Separation Program	*		—		0.04	—
Tax Impact	(*	)	—		(0.01)	—

Restructuring Costs and Other	0.02		*		0.02	*
Tax Impact	(0.01)		(*	)	(0.01)	(*	)

Adjusted Net Income - Non-GAAP Basis	$0.29		$0.39		$2.03	$1.90

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.28		$0.38		$1.98	$1.89

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*		*	(*	)

Voluntary Separation Program	*		—		0.04	—
Tax Impact	(*	)	—		(0.01)	—

Restructuring Costs and Other	0.02		*		0.02	*
Tax Impact	(0.01)		(*	)	(0.01)	(*	)

Adjusted Net Income - Non-GAAP Basis	$0.29		$0.38		$2.02	$1.89

Note:             Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for reported earnings.

* Less than $500 thousand or $0.01 per share.

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